UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 20, 2019

Eagle Materials Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12984	75-2520779
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5960 Berkshire Ln., Suite 900 Dallas, Texas	75225
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code: (214) 432-2000

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	EXP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On December 20, 2019, Eagle Materials Inc. (the “Company”) entered into an Amendment No. 3 to Third Amended and Restated Credit Agreement with the lenders identified therein and JPMorgan Chase Bank, N.A., as the administrative agent, issuing bank and swingline lender thereunder (“Amendment No. 3”), which amended that certain Third Amended and Restated Credit Agreement, dated as of October 30, 2014, by and among the same parties (as amended by that certain Amendment No. 1 to Third Amended and Restated Credit Agreement, dated as of August 10, 2015, and that certain Amendment No. 2 to Third Amended and Restated Credit Agreement, dated as of July 28, 2016 and as supplemented by that certain Increasing Lender Supplement, dated as of May 24, 2019, the “Existing Revolving Credit Agreement” and, as further amended by Amendment No. 3, the “Amended Revolving Credit Agreement”).

As previously reported, the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Kosmos Cement Company (the “Seller”) pursuant to which the Company will acquire (the “Kosmos Acquisition”) (i) a cement plant located in Louisville, Kentucky, (ii) a limestone quarry located in Battletown, Kentucky, (iii) cement distribution terminals located in Indianapolis, Indiana; Cincinnati, Ohio; Pittsburgh, Pennsylvania; Charleston, West Virginia; Ceredo, West Virginia; Mt. Vernon, Indiana and Lexington, Kentucky, and (iv) certain other properties and assets used by the Seller in connection with the foregoing. The purchase price (the “Kosmos Purchase Price”) to be paid by the Company in the Kosmos Acquisition is $665 million in cash, subject to a customary post-closing inventory adjustment.

Amendment No. 3 amends the Existing Revolving Credit Agreement, among other things, to (i) modify the Applicable Rate (as defined in the Amended Revolving Credit Agreement) with respect to loans under the Existing Revolving Credit Agreement, as discussed more fully below, (ii) allow for the consummation of the Kosmos Acquisition, (iii) permit the incurrence of indebtedness under the Term Loan Agreement described below to fund the payment of the Kosmos Purchase Price, (iv) modify the financial covenant to increase the maximum leverage that is permitted under the Existing Revolving Credit Agreement, as discussed more fully below and (v) make certain other amendments to the Existing Revolving Credit Agreement, including allowing for borrowing under the Amended Revolving Credit Agreement on a certain funds basis in connection with the Kosmos Acquisition and providing for the selection of an alternate benchmark rate to replace the LIBO Rate (as defined in the Amended Credit Agreement). Subject to satisfaction of certain conditions, the Company may use the proceeds from the Amended Revolving Credit Agreement to finance the Kosmos Acquisition.

Under the Amended Revolving Credit Agreement, revolving borrowings will bear interest, at the Company’s option, at a floating rate per annum equal to either (a) the Alternate Base Rate (as defined in the Amended Revolving Credit Agreement), plus a margin between 0.25% and 1.00%, depending on the Company’s ratio of consolidated indebtedness to consolidated EBITDA, or (b) the Adjusted LIBO Rate (as defined in the Amended Revolving Credit Agreement) for the applicable period, plus a margin between 1.25% and 2.00%, depending on the ratio of the Company’s consolidated indebtedness to consolidated EBITDA. The Company will pay a commitment fee on unused revolving commitments equal to 0.15% to 0.30% per annum of the unused commitment, depending on the ratio of the Company’s consolidated indebtedness to consolidated EBITDA. The Amended Revolving Credit Agreement also contains a modified maximum leverage ratio financial covenant as follows: (A) for each fiscal quarter ending on or prior to September 30, 2019, 3.50 to 1.00, (B) for each fiscal quarter ending on December 31, 2019 through June 30, 2020, 4.00 to 1.00, (C) for each fiscal quarter ending on September 30, 2020 through December 31, 2020, 3.75 to 1.00 and (D) for each fiscal quarter ending on or after March 31, 2021, 3.50 to 1.00.

The foregoing description of Amendment No. 3 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 3, which is attached as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Term Loan Agreement

On December 20, 2019, the Company entered into a Credit Agreement (the “Term Loan Agreement”), among the Company, certain banks and financial institutions party thereto as lenders and JPMorgan Chase Bank, N.A., as Administrative Agent, establishing a $665 million term loan facility which, subject to the satisfaction of certain customary conditions, may be used to pay the Kosmos Purchase Price and fees and expenses incurred in connection with the Kosmos Acquisition. The commitments for the term loan facility to make term loans for such purpose terminate on the earlier to occur of (a) the fifth business day following March 31, 2020, in the event the term loans under the Term Loan Agreement have not been funded on or prior to such date, and (b) the valid termination of the Asset Purchase Agreement without the occurrence of the consummation of the Kosmos Acquisition (the “Term Loan Commitment Termination Date”). The term loans would mature on August 2, 2021.

Borrowings of term loans under the Term Loan Agreement will bear interest, at the Company’s option, at a floating rate per annum equal to either (a) the Alternate Base Rate (as defined in the Term Loan Agreement), plus a margin between 0.25% and 1.00%, depending on the Company’s ratio of consolidated indebtedness to consolidated EBITDA, or (b) the Adjusted LIBOR Rate (as defined in the Term Loan Agreement) for the applicable period, plus a margin between 1.25% and 2.00%, depending on the ratio of the Company’s consolidated indebtedness to consolidated EBITDA. If term loans under the Term Loan Agreement have not been funded on or prior to the date that is 60 days after December 20, 2019 (the “Term Loan Effective Date”), the Company has agreed to pay the lenders under the Term Loan Agreement a ticking fee of 0.35% per annum that accrues from such 60th day until the earlier of (A) the date the term loans under the Term Loan Agreement have been funded and (B) the date on which the commitment of such lenders is terminated or expires in accordance with the terms of the Term Loan Agreement.

The Term Loan Agreement contains customary representations and warranties and customary affirmative and negative covenants that, among other things, restrict the Company’s and certain of its subsidiaries’ ability, in certain circumstances, to (1) incur indebtedness, (2) create liens, (3) engage in fundamental transactions or material asset sales, (4) make certain investments, loans or advances, or make acquisitions, (5) enter into certain swap or similar hedging agreements, (6) make certain dividends or other restricted payments, (7) engage in certain transactions with affiliates, (8) enter into certain types of restrictive agreements, (9) prepay certain junior indebtedness, and (10) enter into certain sale and lease-back transactions. The Term Loan Agreement also contains financial covenants: the Company’s ratio of consolidated EBITDA to consolidated interest expense may not be less than 2.50 to 1.00, on a rolling four quarter basis. The Company’s ratio of consolidated indebtedness to consolidated EBITDA may not exceed (A) for each fiscal quarter ending on December 31, 2019 through June 30, 2020, 4.00 to 1.00, (B) for each fiscal quarter ending on September 30, 2020 through December 31, 2020, 3.75 to 1.00 and (C) for each fiscal quarter ending on or after March 31, 2021, 3.50 to 1.00.

The Term Loan Agreement contains customary default provisions, including, but not limited to, the failure to make required payments; material breaches of representations, warranties or certifications; the failure to observe or perform certain covenants, conditions or agreements; the failure to pay or default of certain other indebtedness; certain adverse material monetary judgments, bankruptcy, insolvency and a change of control; and the invalidity or unenforceability of the subsidiary guaranty. If any such Events of Default (as defined in the Term Loan Agreement) have occurred and are continuing, then the lenders would be permitted to declare any outstanding amounts immediately payable and would be permitted to terminate future lending commitments.

Borrowings under the Term Loan Agreement are guaranteed by all material subsidiaries of the Company.

The foregoing description of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Term Loan Agreement, which is attached as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number		Description

10.1	—

Amendment No. 3 to Third Amended and Restated Credit Agreement, dated as of December 20, 2019, by and among Eagle Materials Inc., as the Borrower, the Lenders party thereto and JPMorgan Chase Bank, N.A., as the Administrative Agent, Issuing Bank and Swingline Lender thereunder.

10.2	—

Credit Agreement, dated as of December 20, 2019, among Eagle Materials Inc., the Lenders Party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Goldman Sachs Bank USA, Bank of America, N.A., PNC Bank, National Association, Wells Fargo Bank, N.A. and Truist Bank , as Co-Syndication Agents, and JPMorgan Chase Bank, N.A. and Goldman Sachs Bank USA, as Joint Bookrunners and Joint Lead Arrangers.

104	—	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MATERIALS INC.

By:	/s/ James H. Graass
James H. Graass
Executive Vice President, General
Counsel and Secretary

Date: December 20, 2019